Exhibit 99.1

FOR IMMEDIATE RELEASE
For More Information: Claire S. Bean, CFO & COO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3202 www.northeastbank.com

Northeast Bancorp Reports Third Quarter Results, Announces Stock Repurchase Program and Reduction in Dividend

Lewiston, ME (April 23, 2014) — Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income available to common shareholders of $437 thousand, or $0.04 per diluted common share, for the quarter ended March 31, 2014, compared to net income available to common shareholders of $1.7 million, or $0.16 per diluted common share, for the quarter ended March 31, 2013. Net income available to common shareholders for the nine months ended March 31, 2014 was $2.2 million, compared to $3.9 million for the nine months ended March 31, 2013.

“The timing of income realized through our loan purchasing activities affected our results this quarter, as transactional income declined to $689 thousand as compared to $4.1 million for the quarter ended March 31, 2013. As we have noted in the past, transactional income on purchased loans can vary significantly from quarter to quarter, and income not recognized currently will benefit future periods,” said Richard Wayne, Chief Executive Officer. “Such fluctuations may continue to cause variability in our quarterly earnings per share, until moderated by the positive effect of growth in our balance sheet and the full leveraging of our capital.”

The Board of Directors has also voted to authorize the Company to purchase up to 870,000 shares of its common stock, representing 8.3% of the Company’s outstanding common shares and approximately $8.4 million based on the Company’s closing stock price on April 22, 2014. The Board of Directors has also declared a cash dividend of $0.01 per share, payable on May 19, 2014 to shareholders of record as of May 5, 2014.

“We believe that our shares are undervalued, based on current market prices,” said Mr. Wayne. “Our goal in implementing this stock repurchase plan is to enhance shareholder value and, coupled with a reduction in our common stock dividend, provide the Company with greater flexibility in managing its capital position as we continue to implement our growth strategy.”

Repurchases under the stock repurchase program will be made in open market or in privately negotiated transactions from time to time and in such amounts as market conditions warrant.  The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities.  The stock repurchase program may be suspended or terminated at any time without prior notice, and will expire on April 23, 2016.

At March 31, 2014, total assets were $750.9 million, an increase of $80.3 million, or 12.0%, compared to June 30, 2013. The principal components of the change in the Company’s balance sheet are as follows:

1.              The loan portfolio grew by $78.9 million, or 18.1%, compared to June 30, 2013, principally due to net growth of $68.0 million in commercial loans purchased or originated by the Bank’s Loan Acquisition and Servicing Group (“LASG”) and $10.9 million of net growth in loans originated by the Bank’s Community Banking Division.  As has been discussed in the Company’s prior SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010.  The Company’s loan purchase capacity under these conditions follow.

Basis for Regulatory Condition	Condition	Purchased Loan Capacity at March 31, 2014
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$41.1
Regulatory Capital	Commercial real estate loans may not exceed 300% of total risk-based capital	$153.6

An overview of the Bank’s LASG portfolio follows.

	Three Months Ended March 31,
	2014			2013
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$19,050	$11,158	$30,208	$13,971	$2,800	$16,771
Net investment basis	16,300	11,158	27,458	11,340	2,827	14,167

Loan returns during the period:
Yield	9.51%	5.13%	8.11%	17.76%	9.43%	16.84%
Total Return (1)	10.39%	5.13%	8.71%	22.02%	9.43%	20.64%

	Nine Months Ended March 31,
	2014			2013
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$53,044	$54,722	$107,766	$103,539	$15,625	$119,164
Net investment basis	46,267	54,722	100,989	75,553	15,652	91,205

Loan returns during the period:
Yield	11.17%	5.27%	9.55%	15.52%	9.55%	14.89%
Total Return (1)	11.60%	5.27%	9.87%	18.66%	9.55%	17.70%

Total loans as of period end:
Unpaid principal balance	$221,597	$88,700	$310,297	$166,360	$17,871	$184,231
Net investment basis	184,959	88,724	273,683	130,502	17,904	148,406

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.              Deposits and borrowings increased by $78.7 million and $1.6 million, respectively, from June 30, 2013.  Growth in each was tied to the Company’s strategy for funding its loan growth which, through the third quarter of fiscal 2014, included a component of duration-matched funding for residential mortgages.

Net income from continuing operations decreased by $1.2 million to $437 thousand for the quarter ended March 31, 2014, compared to $1.6 million for the quarter ended March 31, 2013.  Operating results for the current quarter included the following additional items of significance:

1.              Net interest income before provision for loan losses decreased by $1.1 million, or 13.8%, to $7.1 million for the quarter ended March 31, 2014 compared to the quarter ended March 31, 2013, primarily due to lower transactional interest income from purchased loan payoffs.  The various components of transactional income are set forth in the table below entitled “Total Return on Purchased Loans.”  When compared to the quarter ended March 31, 2013, transactional interest income decreased nearly $2.4 million, impacting the net interest margin, which declined to 4.08% from 5.07%.  The following table summarizes interest income and related yields recognized on the loan portfolios.

	Interest Income and Yield on Loans
	Three Months Ended March 31,
	2014			2013
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$249,962	$3,183	5.16%	$244,397	$3,529	5.86%
LASG:
Originated — traditional	57,534	1,008	7.11%	16,167	376	9.43%
Originated — securities loans	25,992	48	0.75%	—	—	0.00%
Purchased	177,559	4,164	9.51%	130,045	5,696	17.76%
Total LASG	261,085	5,220	8.11%	146,212	6,072	16.84%
Total	$511,047	$8,403	6.67%	$390,609	$9,601	9.97%

	Nine Months Ended March 31,
	2014			2013
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$246,539	$9,809	5.30%	$257,760	$11,449	5.92%
LASG:
Originated — traditional	44,631	2,513	7.50%	12,974	930	9.55%
Originated — securities loans	21,638	109	0.67%	—	—	0.00%
Purchased	175,383	14,711	11.17%	110,151	12,830	15.52%
Total LASG	241,652	17,333	9.55%	123,125	13,760	14.89%
Total	$488,191	$27,142	7.41%	$380,885	$25,209	8.82%

The yield on purchased loans in each period shown was increased by unscheduled loan payoffs, which resulted in immediate recognition of the prepaid loans’ discount in interest income. The following table details the “total return” on purchased loans, which includes total transactional income of $689 thousand for the quarter ended March 31, 2014, a decrease of $3.4 million from the quarter ended March 31, 2013.  The following table summarizes the total return recognized on the purchased loan portfolio.

	Total Return on Purchased Loans
	Three Months Ended March 31,
	2014		2013
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$3,880	8.83%	$3,043	9.40%
Transactional income:
Gains on loan sales	349	0.79%	1,218	3.76%
Gain on sale of real estate owned	56	0.13%	211	0.65%
Other noninterest income	—	0.00%	—	0.00%
Accelerated accretion and loan fees	284	0.65%	2,653	8.20%
Total transactional income	689	1.57%	4,082	12.61%
Total	$4,569	10.39%	$7,125	22.02%

	Nine Months Ended March 31,
	2014		2013
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$11,632	8.80%	$7,813	9.35%
Transactional income:
Gains on loan sales	576	0.44%	2,035	2.44%
Gain on sale of real estate owned	56	0.04%	684	0.82%
Other noninterest income	—	0.00%	36	0.04%
Accelerated accretion and loan fees	3,079	2.33%	5,017	6.01%
Total transactional income	3,711	2.81%	7,772	9.30%
Total	$15,343	11.60%	$15,585	18.66%

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.              Noninterest income decreased by $1.3 million for the quarter ended March 31, 2014, compared to the quarter ended March 31, 2013, principally due to the following:

•                  A decrease of $855 thousand in gain on sales of portfolio loans (this is a component of transactional income, as noted above).

•                  A decrease of $360 thousand in gain on sales of loans held for sale, principally due to a significant decline in residential loan refinance activity.  The Company sold $15.3 million of residential loans in the quarter ended March 31, 2014, compared to $33.3 million in the quarter ended March 31, 2013.

•                  A decrease of $65 thousand in net gains on the disposition of other real estate owned.

•                  A decrease of $45 thousand in fee income, principally due to a decrease in transactional deposit account activity.

3.              Noninterest expense decreased by $612 thousand for the quarter ended March 31, 2014, compared to the quarter ended March 31, 2013, principally due to the following:

•                  A decrease of $928 thousand in salaries and employee benefits, principally related to a decline in incentive compensation.

•                  An increase of $232 thousand in occupancy and equipment expense, due to increased rent and utilities expense, depreciation, and software expenses.

•                  A decrease of $163 thousand in marketing expense, primarily due to a reduction in deposit marketing in fiscal 2014.

•                  An increase of $88 thousand in loan acquisition and collection expenses due, in part, to an increase of $5.0 million in loan purchases in the quarter ended March 31, 2014 over the same quarter in 2013.

•                  An increase of $204 thousand in other noninterest expense, principally due to non-capital expenditures associated with the Company’s upcoming core banking software system conversion.

At March 31, 2014, nonperforming assets totaled $9.4 million, or 1.3% of total assets, compared to $7.0 million, or 1.0% of total assets at June 30, 2013.  At March 31, 2014, $1.9 million of loans on nonaccrual status were current as to principal and interest payments, compared to $887 thousand at June 30, 2013.

At March 31, 2014, the Company’s Tier 1 leverage ratio was 16.3%, a decrease from 17.8% at June 30, 2013, and the total risk-based capital ratio was 24.1%, a decrease from 27.5% at June 30, 2013.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Claire Bean, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss third quarter earnings and business outlook at 11:00 a.m. Eastern Time on Thursday, April 24, 2014. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 34221296. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. Northeast Bank offers traditional banking services through its Community Banking Division, which operates ten full-service branches and six loan production offices that serve individuals and businesses located in western and south-central Maine, southern New Hampshire and southeastern Massachusetts. Northeast Bank’s Loan Acquisition and Servicing Group purchases and originates commercial loans for the Bank’s portfolio. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measure

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, tangible book value per share, and net operating earnings. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of continuing weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	March 31, 2014	June 30, 2013
Assets
Cash and due from banks	$2,677	$3,238
Short-term investments	71,686	62,696
Total cash and cash equivalents	74,363	65,934

Available-for-sale securities, at fair value	112,732	121,597
Loans held for sale	9,827	8,594

Loans
Commercial real estate	299,898	264,448
Residential real estate	153,972	127,829
Construction	—	42
Commercial and industrial	49,554	29,720
Consumer	10,828	13,337
Total loans	514,252	435,376
Less: Allowance for loan losses	1,345	1,143
Loans, net	512,907	434,233

Premises and equipment, net	9,211	10,075
Real estate owned and other possessed collateral, net	2,000	2,134
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	5,721	5,721
Intangible assets, net	2,962	3,544
Bank owned life insurance	14,726	14,385
Other assets	6,444	4,422
Total assets	$750,893	$670,639

Liabilities and Stockholders’ Equity
Deposits
Demand	$43,294	$46,425
Savings and interest checking	100,961	90,970
Money market	86,735	84,416
Time	332,320	262,812
Total deposits	563,310	484,623

Federal Home Loan Bank advances	42,878	28,040
Wholesale repurchase agreements	10,240	25,397
Short-term borrowings	2,585	625
Junior subordinated debentures issued to affiliated trusts	8,396	8,268
Capital lease obligation	1,604	1,739
Other liabilities	7,872	8,145
Total liabilities	636,885	556,837

Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at March 31, 2014 and June 30, 2013	—	—
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 9,551,531 and 9,565,680 shares issued and outstanding at March 31, 2014 and June 30, 2013, respectively	9,552	9,566
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 880,963 shares issued and outstanding at March 31, 2014 and June 30, 2013	881	881
Additional paid-in capital	93,371	92,745
Retained earnings	11,856	12,524
Accumulated other comprehensive loss	(1,652)	(1,914)
Total stockholders’ equity	114,008	113,802
Total liabilities and stockholders’ equity	$750,893	$670,639

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Interest and dividend income:
Interest on loans	$8,403	$9,601	$27,142	$25,209
Interest on available-for-sale securities	253	234	797	929
Other interest and dividend income	61	85	208	283
Total interest and dividend income	8,717	9,920	28,147	26,421

Interest expense:
Deposits	1,022	1,084	3,048	3,090
Federal Home Loan Bank advances	324	232	975	750
Wholesale repurchase agreements	93	135	285	515
Short-term borrowings	6	4	17	15
Junior subordinated debentures issued to affiliated trusts	140	190	525	574
Obligation under capital lease agreements	20	22	63	69
Total interest expense	1,605	1,667	4,913	5,013

Net interest and dividend income before provision for loan losses	7,112	8,253	23,234	21,408
Provision for loan losses	180	346	407	821
Net interest and dividend income after provision for loan losses	6,932	7,907	22,827	20,587

Noninterest income:
Fees for other services to customers	385	430	1,246	1,202
Net securities gains	—	—	—	792
Gain on sales of loans held for sale	265	625	1,145	2,295
Gain on sales of portfolio loans	373	1,228	603	2,226
Gain recognized on real estate owned and other repossessed collateral, net	165	230	50	681
Bank-owned life insurance income	108	118	342	599
Other noninterest income	12	12	46	68
Total noninterest income	1,308	2,643	3,432	7,863

Noninterest expense:
Salaries and employee benefits	3,759	4,687	12,624	12,170
Occupancy and equipment expense	1,450	1,218	4,075	3,341
Professional fees	366	388	1,115	1,210
Data processing fees	257	239	770	671
Marketing expense	86	249	225	678
Loan acquisition and collection expense	440	352	1,203	1,285
FDIC insurance premiums	127	125	354	364
Intangible asset amortization	162	205	582	735
Legal settlement recovery	—	—	(250)	—
Other noninterest expense	869	665	2,284	2,034
Total noninterest expense	7,516	8,128	22,982	22,488

Income from continuing operations before income tax expense	724	2,422	3,277	5,962
Income tax expense	287	792	1,119	1,913
Net Income from continuing operations	437	1,630	2,158	4,049

Income (loss) from discontinued operations before income tax expense (benefit)	—	55	(12)	253
Income tax expense (benefit)	—	19	(4)	87
Net income (loss) from discontinued operations	—	36	(8)	166
Net income	$437	$1,666	$2,150	$4,215
Net income available to common stockholders	$437	$1,666	$2,150	$3,860

Weighted-average shares outstanding:
Basic	10,432,494	10,425,576	10,435,300	10,397,280
Diluted	10,432,494	10,425,576	10,435,300	10,397,280
Earnings per common share:
Basic:
Income from continuing operations	$0.04	$0.16	$0.21	$0.35
Income from discontinued operations	0.00	0.00	0.00	0.02
Net Income	$0.04	$0.16	$0.21	$0.37
Diluted:
Income from continuing operations	$0.04	$0.16	$0.21	$0.35
Income from discontinued operations	0.00	0.00	0.00	0.02
Net Income	$0.04	$0.16	$0.21	$0.37
Cash dividends declared per common share	$0.09	$0.09	$0.27	$0.27

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2014			2013
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Investment securities	$114,925	$253	0.89%	$131,006	$234	0.72%
Loans (1) (2)	511,047	8,403	6.67%	390,609	9,601	9.97%
Regulatory stock	5,721	16	1.13%	5,391	4	0.30%
Short-term investments (3)	75,506	45	0.24%	133,025	81	0.25%
Total interest-earning assets	707,199	8,717	5.00%	660,031	9,920	6.10%
Cash and due from banks	2,833			3,184
Other non-interest earning assets	37,366			36,694
Total assets	$747,398			$699,909

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$61,028	$40	0.27%	$55,068	$36	0.27%
Money market accounts	87,352	112	0.52%	70,613	102	0.59%
Savings accounts	35,032	12	0.14%	32,464	11	0.14%
Time deposits	325,505	858	1.07%	297,555	935	1.27%
Total interest-bearing deposits	508,917	1,022	0.81%	455,700	1,084	0.96%
Short-term borrowings	2,192	6	1.11%	1,889	4	0.86%
Borrowed funds	59,399	437	2.98%	64,212	389	2.46%
Junior subordinated debentures	8,374	140	6.78%	8,205	190	9.39%
Total interest-bearing liabilities	578,782	1,605	1.12%	530,006	1,667	1.28%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	48,361			48,426
Other liabilities	5,920			5,921
Total liabilities	633,163			584,353
Stockholders’ equity	114,235			115,556
Total liabilities and stockholders’ equity	$747,398			$699,909

Net interest income		$7,112			$8,253

Interest rate spread			3.87%			4.82%
Net interest margin (4)			4.08%			5.07%

(1)         Includes loans held for sale.

(2)         Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(3)         Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(4)         Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Nine Months Ended March 31,
	2014			2013
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Investment securities	$117,053	$797	0.91%	$132,835	$929	0.93%
Loans (1) (2)	488,191	27,142	7.41%	380,885	25,209	8.82%
Regulatory stock	5,721	68	1.58%	5,446	42	1.03%
Short-term investments (3)	77,334	140	0.24%	130,991	241	0.25%
Total interest-earning assets	688,299	28,147	5.45%	650,157	26,421	5.41%
Cash and due from banks	2,975			3,094
Other non-interest earning assets	35,855			37,571
Total assets	$727,129			$690,822

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$59,703	$120	0.27%	$55,468	$116	0.28%
Money market accounts	86,421	338	0.52%	56,739	221	0.52%
Savings accounts	34,160	35	0.14%	31,631	32	0.13%
Time deposits	306,423	2,555	1.11%	283,287	2,721	1.28%
Total interest-bearing deposits	486,707	3,048	0.83%	427,125	3,090	0.96%
Short-term borrowings	2,290	17	0.99%	1,397	15	1.43%
Borrowed funds	59,778	1,323	2.95%	81,183	1,334	2.19%
Junior subordinated debentures	8,331	525	8.39%	8,164	574	9.37%
Total interest-bearing liabilities	557,106	4,913	1.17%	517,869	5,013	1.29%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	50,662			50,192
Other liabilities	5,718			5,636
Total liabilities	613,486			573,697
Stockholders’ equity	113,643			117,125
Total liabilities and stockholders’ equity	$727,129			$690,822

Net interest income		$23,234			$21,408

Interest rate spread			4.27%			4.12%
Net interest margin (4)			4.50%			4.39%

(1)         Includes loans held for sale.

(2)         Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(3)         Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(4)         Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended:
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Net interest income	$7,112	$9,017	$7,107	$8,539	$8,253
Provision for loan losses	180	151	77	301	346
Noninterest income	1,308	835	1,288	1,443	2,643
Noninterest expense	7,516	7,614	7,852	9,467	8,128
Net income from continuing operations	437	1,411	310	247	1,630
Net income	437	1,393	320	205	1,666

Weighted average common shares outstanding:
Basic	10,432,494	10,432,833	10,440,513	10,446,643	10,425,576
Diluted	10,432,494	10,432,833	10,440,513	10,446,643	10,425,576
Earnings per common share:
Basic	$0.04	$0.13	$0.03	$0.02	$0.16
Diluted	$0.04	0.13	0.03	0.02	0.16
Dividends per common share	0.09	0.09	0.09	0.09	0.09

Return on average assets	0.24%	0.76%	0.18%	0.12%	0.97%
Return on average equity	1.55%	4.86%	1.12%	0.71%	5.85%
Net interest rate spread (1)	3.87%	4.94%	3.99%	5.07%	4.82%
Net interest margin (2)	4.08%	5.16%	4.24%	5.32%	5.07%
Efficiency ratio (3)	89.26%	77.28%	93.53%	94.84%	74.60%
Noninterest expense to average total assets	4.08%	4.13%	4.43%	5.56%	4.71%
Average interest-earning assets to average interest-bearing liabilities	122.17%	123.85%	124.70%	125.27%	124.53%

	As of:
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Nonperforming loans:
Originated portfolio:
Residential real estate	$1,678	$1,895	$1,945	$2,346	$2,296
Commercial real estate	798	487	471	473	631
Home equity	214	204	229	334	405
Commercial business	—	61	62	110	103
Consumer	152	259	259	136	258
Total originated portfolio	2,842	2,906	2,966	3,399	3,693
Total purchased portfolio	4,582	3,245	2,553	1,457	1,700
Total nonperforming loans	7,424	6,151	5,519	4,856	5,393
Real estate owned and other possessed collateral, net	2,000	3,211	3,413	2,134	2,038
Total nonperforming assets	$9,424	$9,362	$8,932	$6,990	$7,431

Past due loans to total loans	1.44%	1.57%	1.38%	1.68%	2.00%
Nonperforming loans to total loans	1.44%	1.23%	1.14%	1.12%	1.42%
Nonperforming assets to total assets	1.26%	1.28%	1.23%	1.04%	1.06%
Allowance for loan losses to total loans	0.26%	0.27%	0.25%	0.26%	0.27%
Allowance for loan losses to nonperforming loans	18.12%	21.95%	22.18%	23.54%	19.15%

Commercial real estate loans to risk-based capital (4)	175.10%	170.69%	171.30%	159.07%	184.40%
Net loans to core deposits (5)	93.18%	95.10%	93.04%	92.94%	77.72%
Purchased loans to total loans, including held for sale	35.29%	34.89%	36.29%	37.57%	33.63%
Equity to total assets	15.18%	15.61%	15.70%	16.97%	16.54%
Tier 1 leverage capital ratio	16.28%	16.66%	17.23%	17.78%	17.41%
Total risk-based capital ratio	24.21%	24.61%	25.63%	27.54%	30.71%

Total stockholders’ equity	$114,008	$114,383	$113,846	$113,802	$115,737
Less: Preferred stock	—	—	—	—	—
Common stockholders’ equity	114,008	114,383	113,846	113,802	115,737
Less: Intangible assets	(2,962)	(3,124)	(3,334)	(3,544)	(3,751)
Tangible common stockholders’ equity (non-GAAP)	$111,046	$111,259	$110,512	$110,258	$111,986

Common shares outstanding	10,432,494	10,432,494	10,433,550	10,446,643	10,446,643
Book value per common share	$10.93	$10.96	$10.91	$10.89	$11.08
Tangible book value per share (non-GAAP) (6)	10.64	10.66	10.59	10.55	10.72

	Reconciliation of Net Income Available to Common Shareholders (GAAP) to Net Operating Earnings (non-GAAP) (7)
	Three Months Ended:
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Net income available to common shareholders (GAAP)	$437	$1,393	$320	$205	$1,666
Items excluded from operating earnings, net of tax:
Discontinued operations	—	18	(10)	42	(36)
Severance expense	35	—	366	203	—
Legal settlement expense and related professional fees	—	—	(165)	671	—
Total after-tax items	35	18	191	916	(36)
Net operating earnings (non-GAAP)	$472	$1,411	$511	$1,121	$1,630
Net operating earnings per share - basic (non-GAAP)	$0.05	$0.14	$0.05	$0.11	$0.16

(1) The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3) The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.

(4) For purposes of calculating this ratio, commercial real estate includes all those loans defined as such by regulatory guidance, including all land development and construction loans.

(5) Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held-for-sale.

(6) Tangible book value per share represents total stockholders’ equity less the sum of preferred stock and intangible assets divided by common shares outstanding.

(7) Management believes operating earnings, which exclude non-core items, provide a more meaningful representation of the Company’s performance.